EXHIBIT 99.3

Consolidated Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Peoples Financial Services Corp. (“Peoples”) and Penseco Financial Services Corporation (“Penseco”) and have been prepared to illustrate the effects of the merger of Penseco with and into Peoples. The merger, while considered a merger of equals, is accounted for as a reverse acquisition by Penseco of Peoples using the acquisition method of accounting and, accordingly, the assets and liabilities of Peoples were recorded at their respective estimated fair values on November 30, 2013, the merger date. The merger was effected by the issuance of shares of Peoples stock to Penseco shareholders. Each share of Penseco common stock was converted into the right to receive 1.3636 shares of Peoples common stock, with cash in lieu of fractional shares. Immediately after consummation of the merger, the former Penseco shareholders owned approximately 59.1% of the voting stock of the combined company.

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2013 and unaudited pro forma combined consolidated statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012 combine the historical financial statements of Peoples and Penseco. The unaudited pro forma financial statements give effect to the merger as if the merger occurred on September 30, 2013 with respect to the balance sheet, and on January 1, 2013 and January 1, 2012 with respect to the statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. The unaudited pro forma financial statements were prepared with Penseco treated as the “accounting acquirer” and Peoples treated as the “accounting acquiree,” consistent with accounting for the merger as a reverse acquisition under the acquisition method of accounting. In a reverse acquisition, the accounting acquiree issues its equity shares to the owners of the accounting acquirer. The consideration transferred to complete the merger will be allocated to People’s assets and liabilities based upon their estimated fair value as of the date of completion of the merger. The fair value represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. The fair values employed herein are subject to change for up to one year after the closing date of the transactions if information unknown relative to closing date fair values becomes available The pro forma calculations, shown below, assume a closing price of $45.00, which represents the closing price of Penseco’s common stock on September 30, 2013.

The pro forma income statement and per share data do not include anticipated cost savings or revenue enhancements, nor do they include one-time merger and integration expenses which will be expensed against income. It is expected that total merger-related costs will be approximately $5.1 million, which were incurred primarily in the fourth quarter of 2013. The pro forma combined basic earnings and diluted earnings per share of Peoples common stock is based on the pro forma combined net income per common share for Peoples and Penseco divided by the pro forma common shares or diluted common shares of the combined entities. The pro forma combined book value and tangible book value of Peoples common stock is based on the pro forma combined common stockholders’ equity of Peoples and Penseco divided by total pro forma common shares of the combined entities.

Certain reclassification adjustments have been made to Penseco’s unaudited pro forma financial statements to conform to People’s financial statement presentation. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

The unaudited pro forma condensed combined financial statements should be read together with: the accompanying notes to the unaudited pro forma condensed combined financial information; Peoples’ separate audited historical consolidated financial statements and accompanying notes as of December 31, 2012 and 2011, and for the three years ended December 31, 2012, included in Peoples’ registration statement on Form S-4 (No. 333-190587) and the final prospectus dated October 10, 2013 filed pursuant to Rule 424(b) included therein; Penseco’s separate audited historical consolidated financial statements and accompanying notes as of December 31, 2012 and 2011, and for the three years ended December 31, 2012 included in Penseco’s Annual Report on Form 10-K for the year ended December 31, 2012; Peoples’ separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2013 included in Peoples’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013; and Penseco’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2013 included in Penseco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Unaudited Combined Pro Forma Balance Sheets as of September 30, 2013

($ In Thousands, Except Share and Per Share Data)

	Accounting Acquirer Penseco Financial Services Corporation	Accounting Acquiree Peoples Financial Services Corp.	Pro Forma Adjustments		Pro Forma Combined (A)
Assets:
Cash and due from banks	$14,306	$12,724	$—		$27,030
Interest bearing deposits with other banks	14,016	41	—		14,057
Federal funds sold	—	11,755	—		11,755
Investment securities available-for-sale	148,921	155,016	(447	) (1)(4)	303,490
Investment securities held-to-maturity	18,079	—	—		18,079
Loans held for sale	—	3,616	—		3,616
Loans, net	655,946	505,109	(8,839	) (5)	1,152,216
Less: allowance for possible loan losses	7,871	6,835	(6,835	) (6)	7,871

Net loans	648,075	498,274	(2,004)		1,144,345
Premises and equipment, net	14,823	8,621	3,269	(12)	26,713
Accrued interest receivable	2,641	3,395	—		6,036
Goodwill	26,398	—	32,244	(1)	58,642
Customer related intangibles	663	437	5,682	(3)	6,782
Trade Name Intangible	—	—	203	(3)	203
Other assets	29,575	20,547	(762	) (10),(11)	49,360

Total assets	$917,497	$714,426	$38,185		$1,670,108

Liabilities:
Deposits:
Noninterest-bearing	$153,552	$117,170	$—		$270,722
Interest-bearing	574,748	504,630	3,001	(7)	1,082,379

Total deposits	728,300	621,800	3,001		1,353,101
Short term borrowings	10,144	17,854	—		27,998
Long-term debt	34,971	2,507	151	(8)	37,629
Accrued interest payable	502	219	—		721
Other liabilities	9,607	3,760	1,496	(9)	14,863

Total liabilities	783,524	646,140	4,648		1,434,312

Stockholders’ equity:
Common Stock	33	6,683	8,898	(1)(2)	15,614
Capital surplus	48,956	3,194	89,289	(2)	141,439
Retained earnings	87,517	61,956	(61,956	) (2)	87,517
Accumulated other comprehensive income	(2,533)	2,694	(2,694	) (2)	(2,533)
Less: Treasury stock at cost, held	—	6,241	—		6,241

Total stockholders’ equity	133,973	68,286	33,537		235,796

Total liabilities and stockholders’ equity	$917,497	$714,426	$38,185		$1,670,108

Shares outstanding	3,285,145	3,087,406	4,465,538	(1)	7,551,439
Book value per share	$40.78	$22.12			$31.23	(A)
Tangible book value per share	$32.54	$21.98			$22.53	(A)

(A)	Pro forma equivalent Penseco per share amount book value per share and tangible book value per share are $42.58 and $30.73, respectively. Pro forma equivalent Penseco per share amounts are calculated by multiplying the pro forma combined per share amount by an assumed exchange ratio of 1.3636 in accordance with the merger agreement.

Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2013

($ In Thousands, Except Share and Per Share Data)

	Accounting Acquirer Penseco Financial Services Corporation	Accounting Acquiree Peoples Financial Services Corp.	Pro Forma Adjustments		Pro Forma Combined

Interest Income:
Interest and fees on loans:
Taxable	$21,819	$17,675	$864	(5)	$40,358
Tax-exempt	1,210	867			2,077
Interest and dividends on investment:		—
Taxable	1,239	1,795	(200	) (4)	2,834
Tax-exempt	1,927	1,041	(531	) (4)	2,437
Dividends	57	17	(13	) (1)	61
Interest on interest-bearing deposits in other banks	68	2	—		70
Interest on federal funds sold	—	32			32

Total interest income	26,320	21,429	120		47,869

Interest expense:
Interest on deposits	1,968	3,004	(815	) (7)	4,157
Interest on short-term borrowings	17	100	—		117
Interest on long-term debt	961	144	(41	) (8)	1,064

Total interest expense	2,946	3,248	(856)		5,338

Net interest income	23,374	18,181	976		42,531
Provision for loan losses	1,325	495	—		1,820

Net interest income after provision for loan losses	22,049	17,686	976		40,711

Noninterest income:
Service charges, fees, commissions and other	3,884	2,527	—		6,411
Merchant transaction income	3,123	—	—		3,123
Wealth management income	1,601	589	—		2,190
Mortgage banking income	—	—	—		—
Net gain on sale of investment securities available-for-sale	144	458	—		602
Impairment of real estate owned	158	(1)	—		157
Net gain (loss) on sale of other real estate owned	—	—			—

Total noninterest income	8,910	3,573	—		12,483

Noninterest expense:
Salaries and employee benefits expense	10,415	6,265	—		16,680
Net occupancy and equipment	2,187	2,520	82	(12)	4,789
Merchant transaction expenses	1,947	—	—		1,947
Amortization of intangible assets	175	108	642	(3)	925
Acquisition-related expenses	225	670	(895	) (13)	—
Other expenses	6,397	3,696	—		10,093

Total noninterest expense	21,346	13,259	(171)		34,434

Income before income taxes	9,613	8,000	1,147		18,760
Provision for income taxes	1,762	1,695	402	(14)	3,859

Net income	$7,851	$6,305	$746		$14,902

Per share data
Net income:
Basic	$2.40	$2.04			$1.97	(A)
Diluted	$2.40	$2.04			$1.97	(A)
Average common shares outstanding:
Basic	3,276,079	3,085,901	4,465,538		7,551,439
Diluted	3,277,738	3,086,110	4,465,538		7,551,648

(A)	Pro forma equivalent Penseco per share amount basic net income per share and diluted net income per share are $2.69 and $2.69, respectively. Pro forma equivalent Penseco per share amounts are calculated by multiplying the pro forma combined per share amount by the exchange ratio of 1.3636 in accordance with the merger agreement.

Unaudited Pro Forma Combined Statement of Operations for the Twelve Months Ended December 31, 2012

($ In Thousands, Except Share and Per Share Data)

	Accounting Acquirer Penseco Financial Services Corporation	Accounting Acquiree Peoples Financial Services Corp.	Pro Forma Adjustments		Pro Forma Combined
Interest Income:
Interest and fees on loans:
Taxable	$30,852	$22,627	$1,152	(5)	$54,631
Tax-exempt	1,687	1,427			3,114
Interest and dividends on investment:
Taxable	2,282	2,325	(267	) (4)	4,340
Tax-exempt	2,660	1,342	(708	) (4)	3,294
Dividends	63	25	(17	) (1)	71
Interest on interest-bearing deposits in other banks	47	10	—		57
Interest on federal funds sold	—	23			23

Total interest income	37,591	27,779	160		65,530

Interest expense:
Interest on deposits	3,424	4,320	(1,087	) (7)	6,657
Interest on short-term borrowings	38	166	—		204
Interest on long-term debt	1,900	626	(55	) (8)	2,471

Total interest expense	5,362	5,112	(1,142)		9,332

Net interest income	32,229	22,667	1,302		56,198
Provision for loan losses	924	1,695	—		2,619

Net interest income after provision for loan losses	31,305	20,972	1,302		53,579

Noninterest income:
Service charges, fees, commissions and other	3,282	3,227	—		6,509
Merchant transaction income	5,301	—	—		5,301
Wealth management income	1,745	625	—		2,370
Mortgage banking income	796	950	—		1,746
Net gain on sale of investment securities available-for-sale	317	383	—		700
Impairment of real estate owned	—	(306)	—		(306)
Net gain (loss) on sale of other real estate owned	—	(33)			(33)

Total noninterest income	11,441	4,846	—		16,287

Noninterest expense:
Salaries and employee benefits expense	14,121	7,047	—		21,168
Net occupancy and equipment	2,946	3,080	109	(12)	6,135
Merchant transaction expenses	2,742	—	—		2,742
Amortization of intangible assets	267	149	1,001	(3)	1,417
Acquisition-related expenses	—	—	—		—
Other expenses	9,023	4,437	—		13,460

Total noninterest expense	29,099	14,713	1,110		44,922

Income before income taxes	13,647	11,105	192		24,944
Provision for income taxes	3,058	1,985	67	(14)	5,110

Net income	$10,589	$9,120	$125		$19,834

Per share data
Net income:
Basic	$3.23	$2.93			$2.62	(A)
Diluted	$3.23	$2.93			$2.62	(A)
Average common shares outstanding:
Basic	3,276,079	3,117,098	4,465,538		7,582,636
Diluted	3,276,411	3,117,976	4,465,538		7,583,514

(A)	Pro forma equivalent Penseco per share amount basic net income per share and diluted net income per share are $3.57 and $3.57, respectively. Pro forma equivalent Penseco per share amounts are calculated by multiplying the pro forma combined per share amount by the exchange ratio of 1.3636 in accordance with the merger agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)	The total estimated purchase price of for the purpose of this pro forma financial information is $102.2 million. The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares to be outstanding. Immediately prior to the merger, Peoples owned 9,928 shares of Penseco which were retired on the acquisition date and the pro forma balance incorporates this adjustment. The pro forma income statement includes the elimination of dividend income related to the Penseco shares to be retired.

Purchase Price Calculation

($ in thousands, except per share data)

	9/30/2013
Reverse Merger - Purchase Price
Purchase Price Consideration in Common Stock (A)
Penseco shares outstanding exchanged for stock	3,275,217
Exchange Ratio	1.3636
Peoples shares to be issued to Penseco shareholders	4,466,085
Peoples shares currently outstanding	3,087,406
Total Peoples shares to be outstanding	7,553,491
Penseco pro forma % ownership	59.13%
Peoples pro forma % ownership	40.87%

Theoretical Penseco share to be issued as consideration
Penseco Shares outstanding	3,275,217
Ownership % to be owned by current Penseco shareholders	59.13%
Theoretical Penseco shares to be outstanding after consideration paid	5,539,376
Ownership by legacy Peoples shareholders	40.87%
Theoretical Penseco shares to be issued as consideration	2,264,159
Fair Value of Penseco shares	$45.00
Fair value of theoretical Penseco shares offered		$101,887

Purchase price assigned to Penseco Shares owned by Peoples:
Penseco common shares to be retired	9,928
Average cost per share	$35.25
Purchase price assigned to Penseco Shares owned by Peoples:		$350

Total Purchase Price For Accounting Purposes		$102,237

Purchase Price Reconciliation to Goodwill

($ in thousands)

Total Purchase Price For Accounting Purposes		$102,237

Net Assets Acquired:
Peoples shareholders’ equity	$68,286
Peoples goodwill and intangibles	(437)

Estimated adjustments to reflect assets acquired at fair value:
Investments	—
Loans	(8,839)
Allowance for loan losses	6,835
Core deposit intangible	6,119
Trade name intangible	203
Premises & equipment, net	3,269
Other Asset	360
Deferred tax assets	(1,155)

Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(3,001)
Borrowings	(151)
Other liabilities	(1,496)
Seller transaction merger liability accrual at closing	—

Net Assets Acquired		69,993

Goodwill resulting from merger		$32,244

(A)	Excludes 9,928 shares of Penseco common shares owned by Peoples which were retired.

(2) Balance sheet adjustment to reflect the issuance of common shares of Peoples common stock with $2.00 par value in connection with the merger and the adjustments to shareholders’ equity for the classification of Peoples historical equity accounts (accumulated other comprehensive income and retained earnings) into surplus.

(3) Balance sheet adjustment reflects the estimate of the fair value of Peoples core deposit intangible asset of $6,119,000 and $203,000 related to the estimated fair value of a trade name intangible. Both intangibles are reflected to be amortized based upon an expected life of ten years and using a sum-of- the-years digits method. The existing Peoples amortization was fully reversed as this business was subsequently sold for a price of $360,000 (see note 11)

(4) There is no balance sheet adjustment necessary as all Peoples’ investments were recorded as available-for-sale and have been recorded at fair value. Income statement adjustments include prospective amortization of the net fair value premium based upon an expected life of the investments.

(5) Balance sheet adjustment to reflect fair values of Peoples’ loans to include (a) a fair value premium of $5,901,000 to reflect the fair value of loans based on market interest rates for similar loans and (b) a fair value discount of $14,051,000 to reflect credit risk of the loan portfolio. Adjustment also includes the reversal of existing net deferred cost of $689,000. The income statement adjustment includes the prospective amortization of this net fair value discount using the level yield amortization method.

(6) Balance sheet adjustment to reflect the removal of Peoples’ reserve for possible loan loss in connection with applying acquisition accounting. There is no income statement adjustment required for this balance sheet adjustment.

(7) Balance sheet adjustment to reflect the fair values of certain interest-bearing time deposit liabilities based on market interest rates for similar instruments. The income statement adjustments include prospective amortization of the net fair value premium using the level yield amortization method.

(8) Balance sheet adjustment to reflect the fair values of certain long term borrowings based on market interest rates for similar instruments. The income statement adjustments include prospective amortization of the net fair value premium using the level yield amortization method.

(9) Balance sheet adjustment to reflect the liability accrual related to Peoples’ supplemental retirement plan.

(10) Balance sheet adjustment to other assets related to net deferred, tax asset, at a rate of 35%, related to fair value adjustments and the reversal of the deferred liability related to Peoples common shares of Penseco that it owned that were retired. The details related to each change in net deferred tax assets

$(1,155,000)	Deferred tax liability, net related to fair value adjustments
33,000	Reversal of deferred liability related to Peoples’ shares of Penseco owned

$(1,122,000)	Net change in net deferred tax asset

(11) Change related to $360,000 increase in accounts receivables related to the sale of a book of business related to Peoples asset management business.

(12) Balance sheet adjustment to reflect an increase in bank premises to fair value. The income statement adjustment reflects the depreciation of the fair value adjustment over the estimated life of 30 years.

(13) Adjustment to eliminate historical merger related expenses.

(14) Related income statement adjustments to pro forma adjustments using an effective tax rate of 35% for book income tax expense.